As filed with the Securities and Exchange Commission on March 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SCHOLAR ROCK HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	82-3750435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

(Address of Principal Executive Offices)

Scholar Rock Holding Corporation 2018 Stock Option and Incentive Plan

Scholar Rock Holding Corporation 2018 Employee Stock Purchase Plan

Scholar Rock Holding Corporation 2022 Inducement Equity Plan

(Full Title of the Plans)

Jay T. Backstrom

President and Chief Executive Officer

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Junlin Ho

Scholar Rock Holding Corporation

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Scholar Rock Holding Corporation (the “Registrant”) to register 3,039,179 additional shares of common stock, par value $0.001 per share, reserved for issuance under the Scholar Rock Holding Corporation 2018 Stock Option and Incentive Plan, 353,614 additional shares of common stock, par value $0.001 per share, reserved for issuance under the Scholar Rock Holding Corporation 2018 Employee Stock Purchase Plan and 1,000,000 additional shares of common stock, par value $0.001 per share, reserved and available for issuance under the Scholar Rock Holding Corporation 2022 Inducement Equity Plan.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements filed on Form S-8 (File No. 333-225192, File No. 333-238082, File No. 333-256065, File No. 333-263349, File No. 333-266658, File No. 333-268327 and File No. 333-270318) filed with the Securities and Exchange Commission on May 24, 2018, May 7, 2020, May 13, 2021 and March 7, 2022, August 8, 2022, November 14, 2022 and March 7, 2023, respectively, are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).
3.2	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1

2018 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).

99.2	2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).
99.3

Scholar Rock Holding Corporation 2022 Inducement Equity Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2022.

99.4

Amendment No.1 to Scholar Rock Holding Corporation 2022 Inducement Equity Plan, dated September 4, 2022 (Incorporated by reference to Exhibit 99.2 to the Registrant’s Statement on Form S-8, filed with the Securities and Exchange Commission on November 14, 2022).

99.5

Amendment No.2 to Scholar Rock Holding Corporation 2022 Inducement Equity Plan, dated February 3, 2023 (Incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2023).

99.6

Amendment No.3 to Scholar Rock Holding Corporation 2022 Inducement Equity Plan, dated January 25, 2024 (Incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 19, 2024).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 19th day of March, 2024.

SCHOLAR ROCK HOLDING CORPORATION

By: /s/ Jay T. Backstrom
Jay T. Backstrom
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Jay T. Backstrom and Edward H. Myles as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jay T. Backstrom	President and Chief Executive Officer (Principal Executive Officer)	March 19, 2024
Jay T. Backstrom
/s/ Edward H. Myles	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2024
Edward H. Myles
/s/ David Hallal	Chairman of the Board of Directors	March 19, 2024
David Hallal
/s/ Srinivas Akkaraju	Director	March 19, 2024
Srinivas Akkaraju, M.D., Ph.D.
/s/ Richard Brudnick	Director	March 19, 2024
Richard Brudnick
/s/ Kristina Burow	Director	March 19, 2024
Kristina Burow
/s/ Jeffrey S. Flier	Director	March 19, 2024
Jeffrey S. Flier, M.D.
/s/ Michael Gilman	Director	March 19, 2024
Michael Gilman, Ph.D.
/s/ Amir Nashat	Director	March 19, 2024
Amir Nashat, Sc.D.
/s/ Katie Peng	Director	March 19, 2024
Katie Peng
/s/ Joshua Reed	Director	March 19, 2024
Joshua Reed
/s/ Akshay Vaishnaw	Director	March 19, 2024
Akshay Vaishnaw, M.D., Ph.D.